EXHIBIT 21

                               LeCROY CORPORATION

                           Subsidiaries of the Company

    The following are the subsidiary companies of the Company as of August 1, 2000, all of which are 100% owned:

Name                                              Jurisdiction of Incorporation
----                                              -----------------------------
Digitech Industries, Inc.                         Delaware

LeCroy, S.A.                                      Switzerland

LeCroy, Ltd.                                      England

LeCroy, G.m.b.H.                                  Germany

LeCroy, S.A.R.L.                                  France

LeCroy, S.R.L.                                    Italy

LeCroy Japan Corporation                          Japan

Vigilant Networks, Inc.                           Delaware

LeCroy Korea Ltd.                                 South Korea

Preamble Instruments, Inc.                        Delaware

LeCroy Lightspeed Corporation                     Delaware